Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for Fiscal Fourth Quarter and Fiscal Year Ended June 30, 2020

SUNNYVALE, Calif.--(BUSINESS WIRE)--August 11, 2020--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2020.

The results for the fiscal fourth quarter of 2020 ended June 30, 2020 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenue	$122.4	$106.9	$111.9
Gross Margin	23.6%	21.0%	24.7%
Operating Loss	$(1.3)	$(8.6)	$(1.0)
Net Income (Loss) Attributable to AOS	$(0.1)	$(6.5)	$2.5
Net Income (Loss) Per Share Attributable to AOS - Diluted	$0.00	$(0.26)	$0.10
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Revenue	$122.4	$106.9	$111.9
Non-GAAP Gross Margin	27.5%	27.5%	27.4%
Non-GAAP Operating Income	$8.4	$3.5	$8.0
Non-GAAP Net Income Attributable to AOS	$7.4	$2.9	$8.8
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.29	$0.11	$0.35

The non-GAAP financial measures in the schedule above exclude the effect of share-based compensation expenses and production ramp up costs in each of the periods presented; pre-production expenses relating to the Chongqing Joint Venture (the "JV Company") for the quarter ended June 30, 2019; impairment of privately-held investment for the quarter ended March 31, 2020; and legal costs related to government investigation for the quarters ended June 30, 2020 and March 31, 2020. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

The results for the fiscal year ended June 30, 2020 were as follows:

GAAP Financial Comparison
Annually
(in millions, except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2020	2019
Revenue	$464.9	$450.9
Gross Margin	22.1%	25.6%
Operating Loss	$(13.9)	$(7.0)
Net Income (Loss) Attributable to AOS	$(6.6)	$1.9
Net Income (Loss) Per Share attributable to AOS - Diluted	$(0.27)	$0.08
Non-GAAP Financial Comparison
Annually
(in millions, except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2020	2019
Revenue	$464.9	$450.9
Non-GAAP Gross Margin	27.9%	28.4%
Non-GAAP Operating Income	$27.3	$32.6
Non-GAAP Net Income Attributable to AOS	$22.5	$30.3
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.88	$1.23

The non-GAAP financial measures in the schedule above exclude the effect of share-based compensation expenses, pre-production expenses relating to the JV Company, and production ramp up costs for fiscal years ended June 30, 2020 and 2019, as well as legal costs related to government investigation and impairment of privately-held investment for fiscal year ended June 30, 2020. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q4 Ended June 30, 2020

  Revenue was $122.4 million, an increase of 14.5% quarter-over-quarter and an increase of 9.4% from the same quarter last year.
  GAAP gross margin was 23.6%, up from 21.0% in the prior quarter and down from 24.7% year-over-year.
  Non-GAAP gross margin was 27.5%, same as 27.5% in the prior quarter and up from 27.4% from the same quarter last year.
  GAAP operating expenses were $30.3 million, down from $31.1 million in the prior quarter and up from $28.6 million from the same quarter last year.
  Non-GAAP operating expenses were $25.3 million, a decrease of $0.5 million from last quarter and an increase of $2.7 million from the same quarter last year.
  GAAP operating loss was $1.3 million, as compared to a loss of $8.6 million in the prior quarter and a loss of $1.0 million from the same quarter last year.
  Non-GAAP operating income was $8.4 million as compared to $3.5 million for the prior quarter and $8.0 million for the same quarter last year.
  GAAP net loss per share attributable to AOS was $0.00, compared to net loss per share of $0.26 for the prior quarter and $0.10 earnings per share for the same quarter last year.
  Non-GAAP earnings per share attributable to AOS was $0.29, compared to $0.11 for the prior quarter and $0.35 for the same quarter last year.
  Consolidated cash flow provided by operating activities was $40.3 million, compared to $14.3 million in prior quarter. Operating cash flow provided by AOS alone (excluding the JV Company) was $20.2 million, compared to $29.5 million in the prior quarter.
  The Company closed the quarter with $158.5 million of cash and cash equivalents, including $48.2 million cash balance at the JV Company.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented: “Society faced unprecedented challenges over the past six months due to the COVID-19 pandemic and resulting economic recession. AOS has weathered the storm so far by achieving another increase in quarterly revenue and solid profitability. This demonstrates the resilience of our business model and the value of our unique company culture. Foremost, we implemented protective measures to ensure the health and safety of our employees, and adjusted our operations to continue serving effectively our customers and business partners. Our response enabled us to fully support our customers as their production plans changed to meet shifting consumer demand. We are succeeding in our strategy of deepening partnerships with our customers, thus driving closer engagement in the form of more design wins and increased AOS content per customer product.”

Chang continued, “We are pleased with our strong fiscal fourth quarter results, which reflects the value of our balanced business model that enabled us to achieve both sales growth and expense control. These results capped a solid fiscal year, creating a foundation for more success ahead. Having said that, we are still operating cautiously in a highly uncertain environment, and we will continue to be nimble, responsive, and as prepared as possible for any unforeseen challenges.”

Business Outlook for Fiscal Q1 Ending September 30, 2020

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be in the range of $134 million to $138 million.
  Gross margin is expected to be 26.0% plus or minus 1%. Non-GAAP gross margin is expected to be 27.7% plus or minus 1%. Note that non-GAAP gross margin excludes $0.4 million of estimated share-based compensation charges and $2.0 million of estimated production ramp-up costs relating to the JV Company.
  GAAP operating expenses are expected to be in the range of $32.8 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $27.8 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $3.2 million to $3.5 million of estimated expenses relating to the development of our digital power business. Non-GAAP operating expenses exclude $2.5 million of estimated legal expenses related to the government investigation and $2.5 million of estimated share-based compensation charges.
  Tax expense is expected to be $0.5 million to $0.7 million.
  Loss attributable to noncontrolling interest is expected to be around $1.2 million. On a non-GAAP basis, excluding estimated production ramp-up costs related to the JV Company, this item is expected to be approximately $0.2 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2020 today, August 11, 2020 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, register in advance to join the conference call using the link provided below and dial in 10 minutes before the call is scheduled to begin. Conference call access information will be provided upon registration (Participant Online Registration: http://www.directeventreg.com/registration/event/3592646). In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com/.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, expected increase of demand in PC and gaming markets, our responses to the COVID-19 pandemic and related economic trends, the ability to expand our sales and market share, increase our capacity and achieve sustained growth and profitability, our ability to support our customers, our ability to provide power solutions and reliable supply chains, and other information under the section entitled “Business Outlook for Fiscal Q1 Ending September 30, 2020”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business; our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 to be filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss), diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, production ramp up costs and pre-production expenses related to the JV Company, as well as legal costs related to government investigation and impairment of privately-held investment. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude production ramp-up costs relating to our JV Company, estimated share-based compensation expenses and legal costs related to the government investigation. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat-panel TVs, home appliances, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Revenue	$122,395	$106,852	$111,856	$464,909	$450,920
Cost of goods sold	93,461	84,393	84,220	362,178	335,542
Gross profit	28,934	22,459	27,636	102,731	115,378
Gross margin	23.6%	21.0%	24.7%	22.1%	25.6%

Operating expenses:
Research and development	13,168	13,569	11,030	51,252	46,431
Selling, general and administrative	17,093	16,909	17,564	64,816	75,967
Impairment of privately-held investment	—	600	—	600	—
Total operating expenses	30,261	31,078	28,594	116,668	122,398
Operating loss	(1,327)	(8,619)	(958)	(13,937)	(7,020)

Interest expense and other income (loss), net	(228)	(2,282)	(1,907)	(3,972)	(6,362)
Loss before income taxes	(1,555)	(10,901)	(2,865)	(17,909)	(13,382)

Income tax expense (income)	385	(1,015)	(630)	348	1,256
Net loss including noncontrolling interest	(1,940)	(9,886)	(2,235)	(18,257)	(14,638)
Net loss attributable to noncontrolling interest	(1,835)	(3,391)	(4,780)	(11,661)	(16,499)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$(105)	$(6,495)	$2,545	$(6,596)	$1,861

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.00	$(0.26)	$0.10	$(0.27)	$0.08
Diluted	$0.00	$(0.26)	$0.10	$(0.27)	$0.08

Weighted average number of common share attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share:
Basic	25,227	24,894	24,438	24,840	24,063
Diluted	25,227	24,894	24,996	24,840	24,698

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$158,536	$121,893
Restricted cash	2,190	364
Accounts receivable, net	13,272	24,296
Inventories	135,528	111,643
Other current assets	8,807	37,102
Total current assets	318,333	295,298
Property, plant and equipment, net	412,340	409,737
Operating lease right-of-use assets, net	32,948	—
Intangible assets, net	16,770	16,882
Deferred income tax assets	4,766	4,822
Restricted cash - long-term	1,978	2,038
Other long-term assets	5,804	10,617
Total assets	$792,939	$739,394
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86,181	$94,384
Accrued liabilities	54,986	44,075
Income taxes payable	1,360	1,541
Short-term debt	30,114	26,609
Finance lease liabilities	15,258	11,355
Operating lease liabilities	4,159	—
Total current liabilities	192,058	177,964
Long-term debt	99,775	59,380
Income taxes payable - long-term	903	993
Deferred income tax liabilities	496	466
Finance lease liabilities - long-term	26,842	43,381
Operating lease liabilities - long-term	30,254	—
Other long-term liabilities	10,723	13,921
Total liabilities	361,051	296,105
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at June 30, 2020 and 2019	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 31,944 shares and 25,305 shares, respectively at June 30, 2020 and 31,163 shares and 24,517 shares, respectively at June 30, 2019	64	62
Treasury shares at cost; 6,639 shares at June 30, 2020 and 6,646 shares at June 30, 2019	(66,184)	(66,240)
Additional paid-in capital	246,103	234,410
Accumulated other comprehensive loss	(5,127)	(2,693)
Retained earnings	118,833	125,485
Total Alpha and Omega Semiconductor Limited shareholders’ equity	293,689	291,024
Noncontrolling interest	138,199	152,265
Total equity	431,888	443,289
Total liabilities and equity	$792,939	$739,394

Supplemental disclosures of financial information:
(in thousands)

	As of June 30, 2020				As of June 30, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$110,346	$48,190		$158,536	$100,733	$21,160		$121,893
Bank borrowings liabilities	$32,708	$140,652	*	$173,360	$41,048	$99,865	*	$140,913
Inventory	$97,593	$37,935		$135,528	$93,852	$17,791		$111,643
Property, plant and equipment, net	$162,833	$249,507		$412,340	$148,497	$261,240		$409,737
Total assets	$383,252	$409,687		$792,939	$375,004	$364,390		$739,394
Total equity	$341,973	$89,915		$431,888	$325,240	$118,049		$443,289

* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.
	Three Months Ended June 30, 2020				Three Months Ended March 31, 2020				Three Months Ended June 30, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$20,167	$20,125		$40,292	$29,545	$(15,233)		$14,312	$15,195	$(6,930)		$8,265
Purchase of property and equipment, net of government grant	$8,972	$4,222		$13,194	$13,063	$3,720		$16,783	$4,600	$17,540		$22,140
EBITDAS	$11,979	$1,078	**	$14,892	$6,487	$(1,095)	**	$8,783	$15,076	$(5,625)	**	$14,231

	Year Ended June 30, 2020				Year Ended June 30, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$57,957	$4,358		$62,315	$65,287	$(33,866)		$31,421
Purchase of property and equipment	$42,389	$20,009		$62,398	$36,002	$76,049		$112,051
EBITDAS	$44,817	$(4,439)	**	$52,039	$61,012	$(22,522)	**	$54,989

** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP gross profit	$28,934	$22,459	$27,636	$102,731	$115,378
Share-based compensation	333	357	431	1,530	1,963
Production ramp up costs related to joint venture	4,432	6,552	2,587	25,461	10,570
Non-GAAP gross profit	$33,699	$29,368	$30,654	$129,722	$127,911
Non-GAAP gross margin as a % of revenue	27.5%	27.5%	27.4%	27.9%	28.4%

GAAP operating loss	$(1,327)	$(8,619)	$(958)	$(13,937)	$(7,020)
Share-based compensation	2,722	2,876	2,518	10,454	13,177
Pre-production expenses related to joint venture	—	—	3,902	—	15,847
Production ramp up costs related to joint venture	4,432	6,552	2,587	25,461	10,570
Legal costs related to government investigation	2,551	2,133	—	4,684	—
Impairment of privately-held investment	—	600	—	600	—
Non-GAAP operating income	$8,378	$3,542	$8,049	$27,262	$32,574
Non-GAAP operating margin as a % of revenue	6.8%	3.3%	7.2%	5.9%	7.2%

GAAP net income (loss) attributable to AOS	$(105)	$(6,495)	$2,545	$(6,596)	$1,861
Share-based compensation	2,722	2,876	2,518	10,454	13,177
Pre-production expenses related to joint venture	—	—	2,413	24	9,748
Production ramp up costs related to joint venture	2,224	3,764	1,317	13,356	5,516
Legal costs related to government investigation	2,551	2,133	—	4,684	—
Impairment of privately-held investment	—	600	—	600	—
Income tax effect of non-GAAP adjustments	(4)	0	21	(11)	(9)
Non-GAAP net income attributable to AOS	$7,388	$2,878	$8,814	$22,511	$30,293
Non-GAAP net margin attributable to AOS as a % of revenue	6.0%	2.7%	7.9%	4.8%	6.7%

GAAP net income (loss) attributable to AOS	$(105)	$(6,495)	$2,545	$(6,596)	$1,861
Share-based compensation	2,722	2,876	2,518	10,454	13,177
Amortization and depreciation	11,552	11,784	7,879	45,090	32,038
Interest expense (income), net	338	1,633	1,919	2,743	6,657
Income tax expense (income)	385	(1,015)	(630)	348	1,256
EBITDAS	$14,892	$8,783	$14,231	$52,039	$54,989

GAAP diluted net income (loss) per share attributable to AOS	$0.00	$(0.26)	$0.10	$(0.27)	$0.08
Share-based compensation	0.10	0.11	0.10	0.41	0.53
Pre-production expenses related to joint venture	—	—	0.10	0.00	0.40
Production ramp up costs related to joint venture	0.09	0.15	0.05	0.54	0.22
Legal costs related to government investigation	0.10	0.09	—	0.18	—
Impairment of privately-held investment	—	0.02	—	0.02	—
Income tax effect of non-GAAP adjustments	0.00	0.00	0.00	0.00	0.00
Non-GAAP diluted net income per share attributable to AOS	$0.29	$0.11	$0.35	$0.88	$1.23

Shares used to compute GAAP diluted net income (loss) per share	25,227	24,894	24,996	24,840	24,698
Shares used to compute Non-GAAP diluted net income per share	25,895	25,889	24,996	25,627	24,698

Contacts

Investor and media inquiries:

In the United States: The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China: The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com